CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement Post Effective Amendment No 1 to Form SB-2, of our report dated March 17, 2006 relating to the consolidated financial statements of Integral Vision, Inc. and Subsidiary for the years ended December 31, 2005 and 2004 appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

REHMANN ROBSON

Troy, Michigan
April 21, 2006